Exhibit 99.4

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your voting instructions, you may vote using one of the methods outlined below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting instructions submitted by the Internet or telephone must be received by 12:00 AM, Central Time, on XXXXXX XX, 2016.

Vote by Internet • Go to www.envisionreports.com/key • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors

The Board of Directors of KeyCorp recommends that you vote FOR each of the following proposals:
			For	Against	Abstain	+

1.	The adoption of the Agreement and Plan of Merger, dated as of October 30, 2015, by and between KeyCorp and First Niagara Financial Group, Inc. (the “Merger Proposal”).		☐	☐	☐

2.	To approve certain amendments to KeyCorp’s Amended and Restated Articles of Incorporation which modify the voting rights associated with KeyCorp’s preferred stock (the “Articles Amendment Proposals”):

	a.	A provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings;	☐	☐	☐

	b.	A provision requiring approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights, or preferences; and	☐	☐	☐

	c.	A provision requiring approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction.	☐	☐	☐

3.	To approve an amendment to KeyCorp’s Amended and Restated Regulations in order to increase the maximum size of the KeyCorp Board of Directors from 16 to 17 members.		☐	☐	☐

4.	To approve one or more adjournments of the special meeting of shareholders of KeyCorp, if necessary or appropriate to permit further solicitation of proxies in favor of the Merger Proposal and the Articles Amendment Proposals.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Confidential Voting Instructions — KeyCorp 401(k) Savings Plan	+

To: The Bank of New York Mellon, Trustee (the “Trustee”) under the KeyCorp 401(k) Savings Plan (the “Plan”).

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on the reverse side of this card and the provisions of the Plan, all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Special Meeting of Shareholders of KeyCorp to be held on XXXXXX XX, 2016.

For each proposal listed on the voting instruction card mark only one box. The Trustee will vote your Allocated Shares in accordance with your instructions provided, however, that Computershare Investor Services, LLC receives your voting instructions by 12:00 AM, Central Time, on XXXXXX XX, 2016.

This voting instruction card when properly executed will be voted as directed by you. If no voting instructions are given, the Trustee will vote in conformity with the voting formula provided in the Plan, normally in the same proportion as those Allocated Shares that are actively voted by Plan participants. As a Plan participant, you have the right to instruct the Trustee to vote a proportionate number of the non-directed shares of the KeyCorp Stock Fund separately from your Allocated Shares. If you would like to vote non-directed shares of other Plan participants differently from your own Allocated Shares, please call Computershare at 440-239-7357 for further instructions.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof.

Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

C	Non-Voting Items

Comments — Please print your comments below.

¢	+

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may vote using one of the methods outlined below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on XXXXXX XX, 2016.

Vote by Internet • Go to www.envisionreports.com/key • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors

The Board of Directors of KeyCorp recommends that you vote FOR each of the following proposals:
			For	Against	Abstain	+

1.	The adoption of the Agreement and Plan of Merger, dated as of October 30, 2015, by and between KeyCorp and First Niagara Financial Group, Inc. (the “Merger Proposal”).		☐	☐	☐

2.	To approve certain amendments to KeyCorp’s Amended and Restated Articles of Incorporation which modify the voting rights associated with KeyCorp’s preferred stock (the “Articles Amendment Proposals”):

	a.	A provision relating to the mechanics and timing of preferred shareholders’ rights to call special meetings;	☐	☐	☐

	b.	A provision requiring approval by preferred shareholders of amendments of KeyCorp’s articles or regulations that would adversely affect their voting powers, rights or preferences; and	☐	☐	☐

	c.	A provision requiring approval by preferred shareholders of combinations, majority share acquisitions, mergers or consolidations unless they retain voting powers, rights, privileges and preferences that are not materially less favorable than those prior to such transaction.	☐	☐	☐

3.	To approve an amendment to KeyCorp’s Amended and Restated Regulations in order to increase the maximum size of the KeyCorp Board of Directors from 16 to 17 members.		☐	☐	☐

4.	To approve one or more adjournments of the special meeting of shareholders of KeyCorp, if necessary or appropriate to permit further solicitation of proxies in favor of the Merger Proposal and the Articles Amendment Proposals.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KeyCorp	+

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Special Meeting on XXXXXX XX, 2016

The undersigned hereby constitutes and appoints Beth E. Mooney, Paul N. Harris, and Michelle L. Potter, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Special Meeting of Shareholders of KeyCorp to be held on XXXXXX XX, 2016, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2a-c, 3, and 4 listed on the reverse side.

In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

SEE REVERSE SIDE

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	+